UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) May 1, 2006
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                              NOVA BIOGENETICS INC.
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             (Exact name of registrant as specified in its charter)



            Delaware                     001-16703             04-3656563
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  (State or other jurisdiction of       (Commission          (IRS Employer
         incorporation)                 File Number)      Identification No.)



             8601 Dunwoody Place, Suite 338, Atlanta, Georgia 30350
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               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code 770-650-6508
                                                           ------------


          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to
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following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
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

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mr. Bradley Smith's tenure as a board member and Secretary/Treasurer for Nova has expired, and Mrs. Shelley Moses has taken his position on the board of directors and as Secretary/Treasurer.

Additionally, Nova has appointed Mr. Robert McMahon as Executive Vice President effective immediately. Prior to joining Nova in 2005, Mr. McMahon was President for Bio-Tek Industries, Inc. Bio-Tek was a specialty chemical ISO compliant manufacturing company, which included the human and animal health markets. Having started in quality assurance, he quickly advanced to executive level positioning as a result of his ability to understand not only microbiologically the mechanics of specialty chemical products but also how to implement effective marketing strategies for specialty chemical product sales. Mr. McMahon's background also includes having managed laboratories that performed EPA and FDA testing for Microbac Labs in Boston and Atlanta. As a member of the American Chemical Society, Mr. McMahon holds a BS in Cell Biology from the University of Massachusetts and an MBA in Entrepreneurship from Kennesaw State University.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NOVA BIOGENETICS INC.
                                        (Registrant)

Date:  May 1, 2006

                                        By: /s/ Dr. Kevin Smith
                                            -------------------
                                            Dr. Kevin Smith
                                            Chief Executive Officer


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